UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  March 27, 2007


                              HORIZON FINANCIAL CORP.
              (Exact name of registrant as specified in its charter)

        Washington                    0-27062                   91-1695422
(State or other jurisdiction       (Commission               (IRS Employer
of incorporation)                  File Number)            Identification No.)

      1500 Cornwall Avenue, Bellingham, Washington                98225
      (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number (including area code):  (360) 733-3050


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement
----------------------------------------------------

Base Salaries of Executive Officers

     On March 28, 2007, Horizon Financial Corp. ("Horizon"), in accordance with the recommendations made by the Retirement and Compensation Committee to the Board of Directors, increased the salaries of the following executive officers effective April 1, 2007, as follows:


Name and Title            2006 Annual Base Salary      2007 Annual Base Salary
--------------            -----------------------      -----------------------

V. Lawrence Evans                $225,000                      $232,875
Chairman and Chief
 Executive Officer

Steven L. Hoekstra               137,8206                       142,860
Executive Vice President and
 Chief Credit Officer of
 Horizon Bank*

Richard P. Jacobson               144,900                       150,000
Executive Vice President and
 Chief Financial Officer

_________
*  Horizon Bank is the wholly-owned subsidiary of Horizon.


Directors' Compensation

     On March 27, 2007, the Board of Directors of Horizon also approved an increase in the fee paid to directors for attending each Horizon Board meeting from $850 per month to $900 per month for each meeting attended. This is an annual increase of $400 per year, per director because there are eight regularly scheduled meetings of the Board of Directors. The retainer fees and other fees paid to directors for attendance at meetings of the Board of Directors and its committees did not change from the prior fiscal year.


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                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                     HORIZON FINANCIAL CORP.


Date: April 2, 2007                  By: /s/V. Lawrence Evans
                                         -------------------------------------
                                         V. Lawrence Evans
                                         President and Chief Executive Officer


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